                       AMENDMENT NO. 2
                           TO THE
                    GULFMARK OFFSHORE, INC.
                     AMENDED AND RESTATED
          1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


     Pursuant to the terms and provisions of Section 13 of the GulfMark Offshore, Inc. Amended and Restated 1993 Non-Employee Director Stock Option Plan (the "Plan"), GulfMark Offshore, Inc., a Delaware corporation (the "Company"), hereby adopts the following Amendment No. 2 to the Plan (the "Amendment No. 2").

                          1.

     Section 8 of the Plan is hereby amended in its entirety by substituting the following therefor:

          "8.   Transferability of Options.  The Committee may,
     in its discretion, authorize all or a portion of any Options to be granted on terms which permit transfer by the optionee to (i) the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers or grandchildren of the optionee, (ii) a trust or trusts for the exclusive benefit of the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers or grandchildren of the optionee, or (iii) a partnership or limited liability company in which the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers or grandchildren of the optionee are the only partners or members, as applicable; provided in each case that (x) there may be no consideration for any such transfer (other than in the case of clause (iii), units in the partnership or membership interests in the limited liability company), (y) the stock option agreement pursuant to which such Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this section, and (z) subsequent transfers of transferred options shall be prohibited except those made in accordance with this section or by will or by the laws of descent and distribution or pursuant to a "domestic relations order" as defined in the Internal Revenue Code or Title I of the Employee Retirement Income Security Act (or the rules promulgated thereunder). Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The provisions with respect to termination of service on the Company's Board of Directors set forth in
     Section 9 shall continue to apply with respect to the original optionee, in which event the Options shall be exercisable by the transferee only to the extent and for the periods specified herein. The original optionee will remain subject to withholding taxes upon exercise of any such Option by the transferee. The Company shall have no obligation whatsoever to provide notice to any transferee of any matter, including without limitation, early termination of a Option on account of termination of service on the Company's Board of Directors of the original optionee.

          Except as set forth above and in the applicable stock option agreement, no Option shall be voluntarily or involuntarily transferred, assigned, sold, pledged, mortgaged or encumbered by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a "domestic relations order" as defined in the Internal Revenue Code or Title I of the Employee Retirement Income Security Act (or the rules promulgated thereunder), and all Options shall be exercisable, during the optionee's lifetime, only by the optionee. At the request of an optionee, Common Stock purchased upon exercise of an Option may be issued or transferred into the name of the optionee and another person jointly with rights of survivorship."

                           2.

     Each amendment made by this Amendment No. 2 to the Plan has been effected in conformity with the provisions of the Plan. This Amendment No. 2 was adopted by the Board of Directors of the Company on February 27, 1998. Stockholder approval of this Amendment No. 2 is not required.

        Dated:  February 27, 1998.

                                       GULFMARK OFFSHORE, INC.



                                    By: /s/  Frank R. Pierce
                                       ------------------------
                                       Frank R. Pierce
                                       Executive Vice President